EXHIBIT 99.1

AGREEMENT PURSUANT TO RULE 13d-1(k)(1)(iii)

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth herein below.

Date: February 10, 2016

INSIGHT 2811, INC. DBA AZA CAPITAL MANAGEMENT

By:	/s/ Arthur Zaske
Arthur Zaske, Chief Investment Officer

ARTHUR ZASKE

By:	/s/ Arthur Zaske
Arthur Zaske